Exhibit 3.1

Execution Version

UNDERWRITING AGREEMENT

December 3, 2019

FirstService Corporation

1140 Bay Street, Suite 4000

Toronto, Ontario

M5S 2B4

Attention:	D. Scott Patterson President and Chief Executive Officer

BMO Nesbitt Burns Inc. (“BMO”), TD Securities Inc. (together with BMO, the “Lead Underwriters”), Scotia Capital Inc., CIBC World Markets Inc., Raymond James Ltd., HSBC Securities (Canada) Inc., J.P. Morgan Securities Canada Inc., RBC Dominion Securities Inc., and National Bank Financial Inc. (together with the Lead Underwriters, the “Underwriters” and each individually an “Underwriter”) hereby severally, and not jointly nor jointly and severally, agree to purchase from FirstService Corporation (the “Corporation”), in the respective percentages set forth in Section 22 hereof, and the Corporation hereby agrees to issue and sell to the Underwriters, upon and subject to the terms hereof, an aggregate of 2,165,000 common shares in the capital of the Corporation (the “Firm Shares”) on an underwritten basis at a price of US$92.50 per Firm Share (the “Offering Price”) for an aggregate purchase price of US$200,262,500.

Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase severally, and not jointly nor jointly and severally, in the respective percentages set forth in Section 22 hereof, up to an additional 324,750 common shares of the Corporation (the “Additional Shares”) at a price of US$92.50 per Additional Share for the purposes of covering over-allotments and for market stabilization purposes. The Over-Allotment Option may be exercised in accordance with Section 16 hereof. The Firm Shares and the Additional Shares are collectively referred to herein as the “Offered Shares”.

The Corporation has filed under and as required by Canadian Securities Laws (as hereinafter defined) a preliminary short form prospectus with each of the Canadian Securities Commissions (as hereinafter defined) relating to the distribution of the Offered Shares (such short form prospectus, including the Documents Incorporated by Reference (as hereinafter defined), the “Initial Canadian Preliminary Prospectus”) and has obtained a Preliminary Receipt (as hereinafter defined) therefor. In addition, the Corporation has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-10 (File No. 333-235326) registering the distribution of the Offered Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and the rules and regulations of the SEC thereunder, including the Initial Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Initial Registration Statement”).

The Corporation shall, on December 3, 2019 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file, under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions, an amended and restated preliminary short form prospectus that amends and restates the Initial Canadian Preliminary Prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Amended and Restated Canadian Preliminary Prospectus”), and all other required documents and obtain an A&R Receipt (as hereinafter defined) therefor no later than 5:00 p.m. (E.S.T.) on December 4, 2019. The Corporation shall also, immediately after the filing of the Amended and Restated Canadian Preliminary Prospectus and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC a pre-effective amendment to the Initial Registration Statement, including the Amended and Restated Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the

SEC) (such amended registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 1 to the Registration Statement”).

The Corporation shall as soon as possible after clearance for the Offering has been obtained from the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any comments with respect to the Amended and Restated Canadian Preliminary Prospectus have been received from, and have been resolved with, the Commission (as hereinafter defined), and on a basis acceptable to the Underwriters, acting reasonably, and on the terms set out below, prepare and file under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions a (final) short form prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Canadian Final Prospectus”) and all other required documents, including any document incorporated by reference therein that has not previously been filed, in order to qualify for distribution to the public the Offered Shares in each of the provinces of Canada (other than Québec) (the “Qualifying Jurisdictions”) through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters and obtain a Final Receipt (as hereinafter defined) therefor no later than December 10, 2019. The Corporation shall also, immediately after the filing of the Canadian Final Prospectus and on a basis acceptable to the Underwriters, acting reasonably, file with the SEC a pre-effective amendment to the Initial Registration Statement (subsequent to Amendment No. 1 to the Registration Statement), including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Final Amendment to the Registration Statement”) and cause the Final Amendment to the Registration Statement to become effective under the U.S. Securities Act unless it becomes effective automatically upon filing (the Initial Registration Statement, as amended at the time it becomes effective, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Registration Statement”).

The Corporation has also prepared and filed with the SEC an appointment of agent for service of process upon the Corporation on Form F-X (the “Form F-X”) in conjunction with the filing of the Initial Registration Statement.

Each of the Underwriters covenants and agrees with the Corporation that: (i) any offers or sales of the Offered Shares in Canada will be conducted through the Underwriters, or one or more affiliates of the Underwriters (or Selling Firms), duly registered as a dealer in compliance with applicable Canadian Securities Laws; and (ii) any offers or sales of the Offered Shares in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters (or Selling Firms), duly registered as a broker-dealer in compliance with applicable U.S. Securities Laws (as hereinafter defined) and the requirements of FINRA.

In consideration of the agreement on the part of the Underwriters to purchase the Offered Shares and in consideration of the underwriting services rendered and to be rendered by the Underwriters hereunder, the Corporation agrees to pay to BMO, on behalf of the Underwriters, at the Closing Time (as hereinafter defined), and at the Option Closing Time (as hereinafter defined), if any, a cash fee equal to 4% of the aggregate gross proceeds of the Offering (the “Underwriting Fee”), the payment of such fee to be reflected by the Underwriters making payment of the gross proceeds of the sale of the Firm Shares or the Additional Shares, as the case may be, to the Corporation less the amount of the Underwriting Fee.

TERMS AND CONDITIONS

Section 1        Interpretation

(1)

Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“A&R Receipt” means the receipt issued by the Commission, in its capacity as principal regulator in accordance with the Passport System, representing the deemed receipt of each of the Canadian Securities Commissions other than the Commission and evidencing the receipt of the Commission for the Amended and Restated Canadian Preliminary Prospectus;

“Additional Shares” has the meaning given to it in the second paragraph of this Agreement;

“affiliate” has the meaning given to it in the Business Corporations Act (Ontario);

“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters by this letter;

“Amended and Restated Canadian Preliminary Prospectus” has the meaning given to it in the fourth paragraph of this Agreement;

“Amendment No. 1 to the Registration Statement” has the meaning given to it in the fourth paragraph of this Agreement;

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Authorization” means any certificate, consent, order, permit, approval, waiver, licence, qualification, registration or similar authorization of any Governmental Authority having jurisdiction over a person;

“Business Day” means any day, other than a Saturday or Sunday, on which banks are open for business in Toronto, Ontario and New York, New York;

“Canadian Final Prospectus” has the meaning given to it in the fifth paragraph of this Agreement;

“Canadian Offering Documents” means each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Canadian Prospectus Amendment, including the Documents Incorporated by Reference and any Marketing Documents;

“Canadian Preliminary Prospectus” means the Initial Canadian Preliminary Prospectus, including the Documents Incorporated by Reference and, subsequent to the filing of the Amended and Restated Canadian Preliminary Prospectus, references to the “Canadian Preliminary Prospectus” shall mean the Initial Canadian Preliminary Prospectus, as amended by the Amended and Restated Canadian Preliminary Prospectus, including the Documents Incorporated by Reference;

“Canadian Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus or the Canadian Final Prospectus, including the Documents Incorporated by Reference;

“Canadian Securities Commissions” means the securities regulatory authorities in each of the Qualifying Jurisdictions;

“Canadian Securities Laws” means all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Qualifying Jurisdictions;

“CDS” means CDS Clearing and Depository Services Inc.;

“Closing Date” has the meaning given to it in Section 14;

“Closing Time” has the meaning given to it in Section 14;

“Commission” means the Ontario Securities Commission;

“Common Shares” means the common shares in the capital of the Corporation;

“Corporation” has the meaning given to it in the first paragraph of this Agreement;

“Corporation Contracts” has the meaning given to it in Section 7(13);

“Credit Facility” means the amended and restated credit agreement of the Corporation dated June 21, 2019;

“Distribution” means “distribution” or “distribution to the public” as those terms are defined in the Applicable Securities Laws;

“Documents Incorporated by Reference” means all interim and annual financial statements, management’s discussion and analysis, business acquisition reports, management information circulars, annual information forms, material change reports, Marketing Documents and other documents that are or are required by Applicable Securities Laws to be incorporated by reference into the Offering Documents, as applicable;

“EDGAR” means the SEC’s Electronic Document Gathering and Retrieval System;

“Employee Plans” has the meaning given to it in Section 7(45);

“Environmental Laws” has the meaning given to it in Section 7(25);

“Final Amendment to the Registration Statement” has the meaning given to it in the fifth paragraph of this Agreement;

“Final Receipt” means the receipt issued by the Commission, in its capacity as principal regulator in accordance with the Passport System, representing the deemed receipt of each of the Canadian Securities Commissions other than the Commission and evidencing the receipt of the Commission for the Canadian Final Prospectus;

“Financial Information” means:

(a)	the sections in the Canadian Preliminary Prospectus and the Canadian Final Prospectus, as applicable, entitled “Non-GAAP Financial Measures” and “Consolidated Capitalization”; and

(b)	the Financial Statements and the Corporation’s management’s discussion and analysis of the financial condition and results of operations in respect thereof;

“Financial Statements” means: (i) the annual audited consolidated financial statements of the Corporation for the years ended December 31, 2018 and December 31, 2017, including the notes to such statements and the related auditors’ report on such statements; and (ii) the interim unaudited consolidated financial statements of the Corporation for the three and nine month periods ended September 30, 2019 and September 30, 2018, including the notes to such statements;

“FINRA” has the meaning given to it in the fifth paragraph of this Agreement;

“Firm Shares” has the meaning given to it in the first paragraph of this Agreement;

“Foreign Corruption Laws” has the meaning given to it in Section 7(50);

“Form F-X” has the meaning given to it in the sixth paragraph of this Agreement;

“Global Restoration” means Bellwether FOS Holdco, Inc.;

“Global Restoration Financial Statements” means (i) the audited combined consolidated financial statements of FirstOnSite USA Holdings Inc. (the operating holding company held by Global Restoration) as of and for the year ended December 31, 2018, together with the notes thereto; (ii) the unaudited combined consolidated financial statements of the predecessor entities of FirstOnSite USA Holdings Inc., Bellwether International Group LLC and Delos MBHE FOS LP, as of and for the year ended December 31, 2017; and (iii) the unaudited interim condensed combined consolidated financial statements of FirstOnSite USA Holdings Inc. as of and for the three months ended March 31, 2019 (with unaudited comparatives for three months ended March 31, 2018);

“Governmental Authority” means federal, provincial, state or local, domestic or foreign, governments, regulatory authorities, governmental departments, agencies, stock exchanges, commissions, bureaus, officials, ministers, crown corporations, courts, bodies, boards, tribunals or dispute settlement panels or other law, rule or regulation-making organizations or entities: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

“Hazardous Materials” has the meaning given to it in Section 7(25);

“Indemnified Party” has the meaning given to it in Section 10(1);

“Initial Canadian Preliminary Prospectus” has the meaning given to it in the third paragraph of this Agreement;

“Initial Registration Statement” has the meaning given to it in the third paragraph of this Agreement;

“Intellectual Property Rights” has the meaning given to it in Section 7(58);

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the U.S. Securities Act relating to the Offered Shares that: (i) is required to be filed with the SEC by the Corporation; (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the U.S. Securities Act, whether or not required to be filed with the SEC; or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the U.S. Securities Act because it contains a description of the Offered Shares or of the Offering that does not reflect the final terms, in each case, in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Corporation’s records pursuant to Rule 433(g) under the U.S. Securities Act;

“ITA” means the Income Tax Act (Canada), as amended;

“Laws” means any and all applicable federal, provincial, state, local or municipal laws, including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, consent decrees, decisions, rulings or awards, or policies or guidelines of (or issued by) Governmental Authorities or by any stock exchange or commission, or Authorizations legally binding on or affecting the person referred to in the context in which the word is used, and includes Applicable Securities Laws;

“Lead Underwriters” has the meaning given to it in the first paragraph of this Agreement;

“Marketing Documents” means the marketing materials approved in accordance with Section 3(2);

“marketing materials” has the meaning given to it in NI 41-101;

“Material Adverse Effect” means any event, change, fact or state of being which would reasonably be expected to have a material and adverse effect on the business, affairs, capital, assets, operations, condition (financial or otherwise), business prospects, liabilities (absolute, accrued, contingent or otherwise) or properties of the Corporation and its consolidated interest in its subsidiaries, taken as a whole;

“material change” means a material change in or relating to the Corporation for the purposes of Applicable Securities Laws or any of them or, where undefined under the Applicable Securities Laws of an Offering Jurisdiction, means a change in the business, operations or capital of the Corporation and its subsidiaries, taken as a whole, that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation, and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management of the Corporation who believe that confirmation of the decision by the board of directors of the Corporation is probable;

“Material Contracts” has the meaning given to it in Section 7(29);

“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them or, where undefined under the Applicable Securities Laws of an Offering Jurisdiction, means a fact that would reasonably be expected to have a significant effect on the market price or value of the Common Shares;

“Material Subsidiaries” means the subsidiaries of the Corporation listed in Schedule “A” hereto, and “Material Subsidiary” means any one of them;

“misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws of an Offering Jurisdiction or any of them or, where undefined under the Applicable Securities Laws of an Offering Jurisdiction, means: (a) an untrue statement of a material fact; or (b) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made;

“Money Laundering Laws” has the meaning given to it in Section 7(50);

“NASDAQ” means the NASDAQ Global Select Market;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“OFAC” has the meaning given to it in Section 7(52);

“Offered Shares” has the meaning given to it in the second paragraph of this Agreement;

“Offering” means the sale of Offered Shares pursuant to this Agreement;

“Offering Documents” means the Canadian Offering Documents and the U.S. Offering Documents;

“Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;

“Offering Price” has the meaning given to it in the first paragraph of this Agreement;

“Option Closing Date” has the meaning given to it in Section 16(1);

“Option Closing Time” has the meaning given to it in Section 16(1);

“Over-Allotment Option” has the meaning given to it in the second paragraph of this Agreement;

“Passport System” means the procedures provided for under Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

“Preliminary Receipt” means the receipt issued by the Commission, in its capacity as principal regulator in accordance with the Passport System, representing the deemed receipt of each of the Canadian Securities Commissions other than the Commission and evidencing the receipt of the Commission for the Initial Canadian Preliminary Prospectus;

“Qualifying Jurisdictions” has the meaning given to it in the fifth paragraph of this Agreement;

“Registration Statement” has the meaning given to it in the fifth paragraph of this Agreement;

“SEC” has the meaning given to it in the third paragraph of this Agreement;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firm” has the meaning given to it in Section 2(1);

“Senior Notes” means the Corporation’s 3.84% Guaranteed Senior Secured Notes due January 16, 2025 in the aggregate principal amount of US$150,000,000;

“subsidiary” has the meaning given to it in the Business Corporations Act (Ontario);

“Supplementary Material” means, collectively, any amendment to the Offering Documents and any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under Applicable Securities Laws relating to the Offering and/or the distribution of the Offered Shares;

“template version” has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning given to it in the first paragraph of this Agreement;

“Underwriters’ Expenses” has the meaning given to it in Section 17;

“Underwriting Fee” has the meaning given to it in the eighth paragraph of this Agreement;

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“U.S. Amended Prospectus” means a prospectus included in any U.S. Registration Statement Amendment;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the time it becomes effective, including the Documents Incorporated by Reference;

“U.S. GAAP” means accounting principles generally accepted in the United States of America, as may be amended from time to time;

“U.S. Offering Documents” means the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Final Amendment to the Registration Statement, the Registration Statement, any U.S. Registration Statement Amendment, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and any U.S. Amended Prospectus;

“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Initial Registration Statement as amended at such time, including the Documents Incorporated by Reference therein;

“U.S. Registration Statement Amendment” means any amendment to Amendment No. 1 to the Registration Statement (other than the Final Amendment to the Registration Statement) and any post-effective amendment to the Registration Statement filed with the SEC during the distribution of the Offered Shares;

“U.S. Securities Act” has the meaning given to it in the third paragraph of this Agreement; and

“U.S. Securities Laws” means all applicable United States securities laws, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder.

(2)	Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(3)

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(4)

Any reference in this Agreement to “knowledge of the Corporation” means the actual knowledge of D. Scott Patterson, Jeremy Rakusin, Douglas G. Cooke, Alex Nguyen and Roger M. Thompson, after making reasonable inquiry.

(5)

Any reference in this Agreement to “US$” or to “dollars” shall refer to the lawful currency of the United States, unless otherwise specified, and all payments to be made hereunder shall be made in such currency.

(6)	The following are the schedules to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule “A”	–	List of Material Subsidiaries
Schedule “B”	–	Matters to be Addressed in the Corporation’s Canadian Counsel Opinion
Schedule “C”	–	Matters to be Addressed in the Corporation’s U.S. Counsel Opinion
Schedule “D”	–	Form of Lock-Up Agreement

Section 2        Distribution of the Offered Shares

(1)

Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a “Selling Firm”) as its agents in the Offering at its sole expense and each such Underwriter may determine the remuneration payable to such Selling Firm. The Underwriters shall offer for sale to the public, sell and distribute the Offered Shares, directly and/or through Selling Firms or any affiliate of an Underwriter, in the Offering Jurisdictions only in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions, as agreed between the Corporation and the Lead Underwriters (subject to Section 6 hereof), to purchasers permitted to purchase the Offered Shares only in accordance with Applicable Securities Laws and applicable securities laws in such jurisdiction, and upon the terms and conditions set forth in the Offering Documents and in this Agreement. Each Underwriter shall require any Selling Firm appointed by such Underwriter to agree to the foregoing and such Underwriter shall be severally responsible for the compliance by such Selling Firm with the provisions of this Agreement.

(2)

For purposes of this Section 2, the Underwriters shall be entitled to assume that the Offered Shares are qualified for Distribution in any Qualifying Jurisdiction where a Final Receipt shall have been obtained following the filing of the Canadian Final Prospectus, unless otherwise notified in writing by the Corporation.

(3)

The Underwriters will use their commercially reasonable efforts to complete the Distribution of the Offered Shares as promptly as possible after the Closing Time, but in any event no later than 30 days following the Closing Date. The Lead Underwriters, on behalf of the Underwriters, shall promptly notify the Corporation when, in its opinion, the Distribution of the Offered Shares has ceased and will provide to the Corporation, within 30 days of such cessation of the Distribution of the Offered Shares, a breakdown of the number of Offered Shares distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Commissions and, if applicable, to such other applicable regulatory authorities including, without limitation, the SEC and FINRA.

(4)

The Underwriters shall not, in connection with the services provided hereunder, make any representations or warranties with respect to the Corporation or its securities, other than as set out in the Offering Documents or in any Issuer Free Writing Prospectus.

(5)	Each Underwriter represents to the Corporation that it is registered under Applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder.

(6)	No Underwriter that is a non-resident for purposes of the ITA will render any services under this Agreement in Canada.

(7)	Notwithstanding the foregoing provisions of this Section 2, no Underwriter will be liable to the Corporation under this Section 2 with respect to a default by another Underwriter or another

Underwriter’s duly registered broker-dealer affiliate in the United States or any Selling Firm appointed by another Underwriter, as the case may be.

(8)

The Corporation agrees that the Underwriters are acting severally and not jointly (or jointly and severally) in performing their respective obligations under this Agreement and that no Underwriter shall be liable for any act, omission or conduct by any other Underwriter or any Selling Firm appointed by any other Underwriter.

(9)

The Underwriters acknowledge that the Corporation is not taking any steps to qualify the Offered Shares for Distribution or register the Offered Shares or the Distribution thereof with any securities regulatory authority outside of the Offering Jurisdictions.

(10)

Each Underwriter covenants and agrees with the Corporation that it will not make use of any “greensheet” in respect of the Corporation and the Offering without the prior approval of the Corporation, acting reasonably, and in compliance with all applicable Laws (including Applicable Securities Laws).

(11)

Each Underwriter covenants and agrees with the Corporation that, provided that it is satisfied, in its sole discretion, acting reasonably, that it is responsible for it to do so, such Underwriter will execute and deliver to the Corporation the certificates required to be executed by such Underwriter under applicable Canadian Securities Laws in connection with the Canadian Offering Documents so to allow the Corporation to fulfill its obligations hereunder in a timely manner.

Section 3        Due Diligence; Marketing Materials

(1)

During the period of the Distribution of the Offered Shares, the Corporation shall co-operate in all reasonable respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of, and allow the Underwriters to approve the form and content of, the Offering Documents and any Issuer Free Writing Prospectus and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfil the Underwriters’ obligations under Applicable Securities Laws as underwriters and, in the case of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters.

(2)	Without limiting the generality of Section 3(1) above, during the Distribution of the Offered Shares:

(a)

subject to Section 7(57), the Corporation and the Underwriters shall prepare, in consultation with each other, and the Corporation shall approve in writing, prior to the time that any such marketing materials are provided to potential investors, a template version of any marketing materials reasonably requested to be provided by the Underwriters to any such potential investors, and such marketing materials shall comply with Applicable Securities Laws and shall be acceptable in form and substance to the Corporation, the Underwriters and their respective counsel, each acting reasonably;

(b)

the Lead Underwriters, on behalf of the Underwriters, shall approve in writing a template version of any such marketing materials, as contemplated by Applicable Securities Laws, prior to the time that such marketing materials are provided to potential investors in the Offered Shares and/or filed with the Canadian Securities Commissions;

(c)

the Corporation shall, to the extent required by Canadian Securities Laws, file a template version of any such marketing materials with the Commission via SEDAR as soon as reasonably practical after such marketing materials are so approved in writing by the Corporation and the Lead Underwriters, on behalf of the Underwriters, and in any event on or before the day the marketing materials are, to the knowledge of the Corporation, first provided to any potential investor in the Offered Shares, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such with the Commission via SEDAR (provided that if any such comparables are removed, the Corporation shall file a complete template version of any such marketing materials to the Commission), and the Corporation shall provide a copy of such filed template version to the Underwriters as soon as practicable following such filing (to the extent same is in any way different from the version approved in Section 3(2)(a)); and

(d)

following the approvals and filings set forth in Section 3(2)(a) to Section 3(2)(c) above, the Underwriters may provide a limited use version of such marketing materials to potential investors in the Offered Shares in accordance with Applicable Securities Laws.

(3)

The Corporation and each Underwriter, on a several basis, covenants and agrees not to provide any potential investor in the Offered Shares with any marketing materials except: (a) for marketing materials which have been approved and filed as contemplated in Section 3(2); and (b) to such potential investors in those jurisdictions where it is lawful to do so.

Section 4        Material Changes

(1)

During the period from the date of this Agreement to the completion of the Distribution of the Offered Shares, the Corporation covenants and agrees with the Underwriters that it shall promptly notify the Underwriters in writing of:

(a)

any change (actual, contemplated or, to the knowledge of the Corporation, threatened) in or relating to the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its subsidiaries that is material to the Corporation and its subsidiaries, taken as a whole;

(b)

any material fact which has arisen or been discovered and would have been required to have been stated in any of the Offering Documents or any Issuer Free Writing Prospectus had the fact arisen or been discovered on or prior to the date of such document;

(c)

any change in any material fact (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents, as they exist immediately prior to such change, which fact or change is, or may reasonably be expected to be, of such a nature as to render any statement in such Canadian Offering Documents, as they exist taken together in their entirety immediately prior to such change, misleading or untrue in any material respect or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, not complying in any material respects with the laws of any Qualifying Jurisdiction in which the Offered Shares are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of the Offered Shares; or

(d)

the occurrence of any event as a result of which: (i) the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Final Amendment to the Registration Statement, the Registration Statement or any U.S. Registration Statement Amendment, in each case as amended immediately prior to such occurrence, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (ii) the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Amended Prospectus or any Issuer Free Writing Prospectus, in each case, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

(2)

The Underwriters agree, and will require each Selling Firm to agree, to cease the Distribution of the Offered Shares upon the Underwriter receiving written notification of any change or material fact with respect to any Offering Document as contemplated by Section 4(1) and to not recommence the Distribution of the Offered Shares until Supplementary Materials disclosing such change are filed in such Offering Jurisdiction.

(3)

The Corporation shall promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change, material fact or otherwise contemplated by Section 4(1); provided that the Corporation shall not file any Supplementary Material or other document without first providing the Underwriters with a copy of such Supplementary Material or other document and consulting with the Underwriters with respect to the form and content thereof.

(4)

If, during the Distribution of the Offered Shares, there is any change in any Applicable Securities Laws which results in a requirement to file a Canadian Prospectus Amendment or U.S. Registration Statement Amendment, the Corporation shall, subject to the proviso in Section 4(3) above, make any such filing under Applicable Securities Laws as soon as possible.

(5)

The Corporation shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or, to the knowledge of the Corporation, threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given by it to the Underwriters under this Section 4.

Section 5        Deliveries to the Underwriters

(1)	The Corporation shall deliver or cause to be delivered to the Underwriters without charge:

(a)

contemporaneously with the filing thereof with the Canadian Securities Commissions, copies of the Canadian Preliminary Prospectus and the Canadian Final Prospectus signed on behalf of the Corporation as required by Canadian Securities Laws;

(b)

copies of the Initial Registration Statement, the Amendment No. 1 to the Registration Statement and the Final Amendment to the Registration Statement, in each case signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to any such registration statement;

(c)

contemporaneously with the filing thereof with the Canadian Securities Commissions, copies of any Canadian Prospectus Amendment required to be filed under Section 4 hereof signed on behalf of the Corporation as required by Canadian Securities Laws; and

(d)

any U.S. Registration Statement Amendment required to be filed under Section 4 hereof, signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to the U.S. Registration Statement Amendment; provided, that with respect to: (i) clauses (a) and (c) of this Section 5(1), if the documents are publicly available on SEDAR, they shall be deemed to have been delivered to the Underwriters as required by this Section 5(1); and (ii) clauses (b) and (d) of this Section 5(1), if the documents are publicly available on EDGAR, they shall be deemed to have been delivered to the Underwriters as required by this Section 5(1).

(2)

The Corporation shall forthwith cause to be delivered to the Underwriters in such cities in the Offering Jurisdictions as the Underwriters may reasonably request, without charge, such numbers of commercial copies of the Amended and Restated Canadian Preliminary Prospectus, Canadian Final Prospectus and any Marketing Documents and the Amendment No. 1 to the Registration Statement and U.S. Final Prospectus, excluding in each case the Documents Incorporated by Reference, as the Underwriters shall reasonably require. The Corporation shall similarly cause to be delivered to the Underwriters commercial copies of any Canadian Prospectus Amendment or U.S. Amended Prospectus, excluding in each case the Documents Incorporated by Reference. The Corporation agrees that such deliveries shall be effected as soon as possible and, in any event: (a) in Toronto and New York not later than 12:00 noon E.S.T. on December 5, 2019, and in all other cities by 12:00 noon local time, on the next Business Day, with respect to the Amended and Restated Canadian Preliminary Prospectus and the Amendment No. 1 to the Registration Statement, and (b) in Toronto and New York with respect to the Canadian Final Prospectus, the U.S. Final Prospectus, any Marketing Documents, any Canadian Prospectus Amendment and any U.S. Amended Prospectus by 12:00 noon E.S.T. on the Business Day following the delivery by the Commission of the Final Receipt for the Canadian Final Prospectus or Canadian Prospectus Amendment, as the case may be, and in all other cities by 12:00 noon local time, on the next Business Day, provided, in each case, that the Underwriters have given the Corporation written instructions as to the number of copies required and the places to which such copies are to be delivered not less than 24 hours prior to the time requested for delivery. Such delivery shall also confirm that the Corporation consents to the use by the Underwriters and Selling Firms of the Offering Documents in connection with the Distribution of the Offered Shares in compliance with the provisions of this Agreement.

(3)

By the act of having delivered the Offering Documents to the Underwriters, the Corporation shall have represented and warranted to the Underwriters that all information and statements (except the names of the Underwriters and the final two sentences of the seventh paragraph under “Plan of Distribution” of the Initial Canadian Preliminary Prospectus (collectively, the “Underwriter Information”)) contained in such documents, at the respective dates of initial delivery thereof, comply with the Applicable Securities Laws and are true and correct in all material respects, and that such documents, at such dates, contain no misrepresentation and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except for the Underwriter Information) and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offering as required by the Applicable Securities Laws. For avoidance of doubt, the Corporation makes no representation or warranty with respect to information, statements or omissions relating solely to the Underwriters made therein in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of any Underwriter through the Lead Underwriters expressly for use therein.

(4)

The Corporation shall deliver or cause to be delivered to the Underwriters, concurrently with the filing of the Canadian Final Prospectus with the Commission, a “long form” comfort letter of PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Corporation, with respect to certain financial and accounting information relating to the Corporation and its subsidiaries and affiliates contained in the Offering Documents, which letter shall be in addition to the auditors’ reports of PricewaterhouseCoopers LLP incorporated by reference in the Canadian Final Prospectus and the U.S. Final Prospectus.

(5)

The Corporation shall deliver or cause to be delivered to the Underwriters, concurrently with the filing of the Canadian Final Prospectus with the Commission, a “long form” comfort letter of BDO USA, LLP in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Corporation, with respect to certain financial and accounting information relating to Global Restoration and its subsidiaries and affiliates contained in the Offering Documents, which letter shall be in addition to the auditors’ reports of BDO USA, LLP incorporated by reference in the Canadian Final Prospectus and the U.S. Final Prospectus.

(6)

The Corporation shall deliver or cause to be delivered to the Underwriters, concurrently with the filing of the Canadian Final Prospectus with the Commission, a “long form” comfort letter of ACM LLP in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Corporation, with respect to certain financial and accounting information relating to Global Restoration and its subsidiaries and affiliates contained in the Offering Documents.

Section 6        Regulatory Approvals

The Corporation will make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. The Corporation will qualify the Offered Shares for offering and sale under the Applicable Securities Laws of the Offering Jurisdictions and in such other jurisdictions as the Lead Underwriters and the Corporation mutually agree upon and maintain such qualifications in effect for so long as required for the Distribution of the Offered Shares; provided, however, that: (a) the Corporation shall not be obligated to make any material filing, file any prospectus, registration statement or similar document, consent to service of process, or qualify as a foreign corporation or as a dealer in securities in any of such other jurisdictions, or subject itself to taxation in respect of doing business in any of such other jurisdictions in which it is not otherwise so subject, or become subject to any additional periodic reporting or continuous disclosure obligations in such other jurisdictions; and (b) the Underwriters and the Selling Firms shall comply with the Laws in any such designated jurisdiction in making offers and sales of Offered Shares therein.

Section 7        Representations and Warranties of the Corporation

The Corporation represents and warrants to each of the Underwriters and acknowledges that the Underwriters are relying on such representations and warranties in entering into this Agreement and purchasing the Offered Shares, that:

(1)

Good Standing of the Corporation. The Corporation is a corporation existing under the laws of Ontario, is current and up-to-date, in all material respects, with all filings required to be made under its incorporating statute, and has the corporate power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it or proposed to be carried on by it, in each case, as described in the Offering Documents, and to enter into, deliver and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(2)

Good Standing of Material Subsidiaries. The Corporation’s material subsidiaries are the Material Subsidiaries as listed in Schedule “A” hereto, which schedule is complete and accurate in all respects. Each of the Material Subsidiaries is a corporation, partnership or limited liability company incorporated or formed, as applicable, organized and existing under the laws of the jurisdiction of incorporation or formation, as applicable, set out in Schedule “A”, is current and up-to-date, in all material respects, with all filings required to be made under its governing statute and has the requisite corporate or other power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it or proposed to be carried on by it, in each case, as described in the Offering Documents, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding shares, partnership interests or limited liability company membership interests in the capital of each Material Subsidiary have been duly authorized and validly issued, are (with respect to corporate entities) fully paid and are, except as set forth in the Offering Documents, directly or indirectly beneficially owned by the Corporation, free and clear of any liens or other encumbrances other than: (a) security interests granted in connection with, or permitted by, the Credit Facility and the Senior Notes; (b) transfer restrictions under Applicable Securities Law or the constating documents of such Material Subsidiary; and (c) pursuant to shareholder, partnership, operating, joint venture or similar agreements governing such Material Subsidiary; and, to the knowledge of the Corporation, none of the outstanding shares, partnership interests or limited liability company membership interests of the capital stock of any Material Subsidiary was issued in violation of any pre-emptive or similar rights. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Corporation to sell, transfer or otherwise dispose of any capital stock, partnership interests or membership interests of any Material Subsidiary other than to another subsidiary of the Corporation (subject to the enforcement of any security interest granted in connection with the Credit Facility and the Senior Notes). No act or proceeding has been taken by or, to the knowledge of the Corporation, against any Material Subsidiary in connection with the liquidation, winding-up or bankruptcy of such Material Subsidiary.

(3)

Non-Material Subsidiaries. The Corporation has no direct or indirect material subsidiaries or any material investment or proposed material investment in any person other than the Material Subsidiaries.

(4)

Share Capital of the Corporation. The Corporation has an authorized share capital consisting of an unlimited number of Common Shares, of which an aggregate of 39,330,957 Common Shares were issued and outstanding as of December 3, 2019. All of the issued and outstanding Common Shares have been duly and validly authorized and issued as fully paid and non-assessable shares of the Corporation, and none of the outstanding Common Shares have been issued in violation of any pre-emptive or similar right of any securityholder of the Corporation.

(5)

Listing of Common Shares. The Common Shares are listed and posted for trading on the TSX and NASDAQ, the Corporation is not in default in any material respects of its listing requirements on the TSX and NASDAQ, the Corporation will, prior to the Closing Time, apply to list the Offered Shares on the TSX (and receive conditional approval therefor from the TSX) and the Offered Shares will be listed on NASDAQ at or prior to the Closing Time.

(6)

Form of Share Certificates. The form of certificate respecting the Common Shares has been approved and adopted by the board of directors of the Corporation and does not conflict with any Laws and complies with the rules and regulations of the TSX and NASDAQ.

(7)

Offered Shares Valid. The Offered Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and when issued and delivered by the Corporation pursuant to this Agreement, against payment of the consideration set forth herein, will be validly issued as fully paid and non-assessable common shares of the Corporation. The Offered Shares, upon issuance, will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Corporation.

(8)

Offered Shares Qualified Investments. The Offered Shares will, at the time they are issued, be qualified investments under the ITA for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, tax-free savings accounts and registered disability savings plans (each as defined in the ITA), subject to the specific provisions of any such plan, provided for greater certainty, that no representation is made as to whether the Offered Shares will be “prohibited investments” for any such trust.

(9)	Transfer Agent. TSX Trust Company at its offices in Toronto, Ontario has been duly appointed as the registrar and the transfer agent for the Common Shares.

(10)

Absence of Rights. Other than under the Corporation’s stock option plan, convertible securities of the Corporation, and such agreements as entered into in accordance with Section 8(3), in each case, as disclosed to the Underwriters in writing or described in the Offering Documents, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Corporation or any other agreement or option for the issue or allotment of any unissued shares of the Corporation or any other security convertible into or exchangeable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Corporation; and no holder of securities of the Corporation has any rights to require registration or qualification under Applicable Securities Laws of any security of the Corporation in connection with the offer and sale of the Offered Shares.

(11)

Compliance, Generally. Other than as disclosed in the Offering Documents, the Corporation and each of its Material Subsidiaries is conducting and, except as would not reasonably be expected to have a Material Adverse Effect, has conducted its business in compliance in all material respects with all Laws of each jurisdiction in which its business is carried on and its assets are owned, leased or operated.

(12)

Due Execution. This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms (assuming the due authorization, execution and delivery thereof by the other parties hereto), except as enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and except as limited by the application of general equitable principles, including the limitation that rights of indemnity, contribution and waiver may be limited by Laws.

(13)

No Breach, etc. Except as disclosed in the Offering Documents, neither the Corporation nor any of its subsidiaries is in violation or default of, nor will the execution of this Agreement, and the performance by the Corporation of its obligations hereunder (including the sale of the Offered Shares), result in any breach or violation of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time, or both, would constitute a default under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the imposition of any lien or encumbrance upon any property or assets of the Corporation or any subsidiary of the Corporation pursuant to: (a) any term or provision of the constating documents or by-laws of the Corporation or any Material Subsidiary or any resolution of the directors, managers, partners, shareholders or members, as applicable, of the Corporation or any Material Subsidiary; (b) any contract, mortgage, note, indenture, joint venture or partnership arrangement, agreement (written or oral), instrument, lease (including for real property) or licence to which the Corporation or any of its subsidiaries is a party or bound or to which any of the business, operations, property or assets of the Corporation or any such subsidiary is subject (each, a “Corporation Contract” and, collectively, the “Corporation Contracts”); or (c) any Law applicable to the Corporation or any subsidiary of the Corporation or their business, operations or assets, of any court, Governmental Authority, arbitrator or other authority having jurisdiction over the Corporation or such subsidiary, except, in the case of each of Sections 7(13)(b) or 7(13)(c), for any such conflicts, breaches, violations, defaults, rights, liens and encumbrances that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(14)

Continuous Disclosure. The Corporation is in compliance in all material respects with its timely disclosure obligations under Applicable Securities Laws and the rules and regulations of the TSX and NASDAQ and, without limiting the generality of the foregoing, there has not occurred an adverse material change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Corporation and its subsidiaries (taken as a whole) since December 31, 2018, which has not been publicly disclosed on a non-confidential basis; the information and statements in the Documents Incorporated by Reference were true and correct in all material respects at the time such documents were filed on SEDAR and contained no misrepresentation as of the respective dates of such information and statements. The Documents Incorporated by Reference conformed in all material respects to Canadian Securities Laws at the time such documents were filed on SEDAR. The Corporation has not filed any confidential material change reports which remain confidential as at the date hereof.

(15)	Corporation Financial Statements. The Financial Statements:

(a)

present fairly, in all material respects, the financial position of the Corporation on a consolidated basis and the statements of earnings, comprehensive earnings, shareholders’ equity and cash flows of the Corporation on a consolidated basis for the periods specified in such Financial Statements;

(b)	have been prepared in conformity with U.S. GAAP, applied on a consistent basis throughout the periods involved; and

(c)	do not contain any misrepresentation, with respect to the period covered by the Financial Statements.

(16)	Global Restoration Financial Statements. The Global Restoration Financial Statements:

(a)

present fairly, in all material respects, the financial position of Global Restoration on a consolidated basis and the statements of income, changes in stockholder’s (or members’ or partners’) equity and cash flows of Global Restoration on a consolidated basis for the periods specified in such Global Restoration Financial Statements;

(b)	have been prepared in conformity with U.S. GAAP, applied on a consistent basis throughout the periods involved; and

(c)	do not contain any misrepresentation, with respect to the period covered by the Global Restoration Financial Statements.

(17)

Pro forma financial statements. The unaudited pro forma condensed consolidated financial statements of the Corporation as at and for the three months ended March 31, 2019 and for the year ended December 31, 2018 and the related notes thereto included in the business acquisition report of the Corporation dated August 23, 2019 relating to its acquisition on June 21, 2019 of a 95% equity interest in Global Restoration that is incorporated by reference in the Offering Documents fairly present in all material respects in accordance with U.S. GAAP, consistently applied, the pro forma consolidated financial position, results of operations and earnings of the Corporation as at the dates and for the periods indicated after giving effect to the transactions and assumptions described in the related notes thereto. Such unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Canadian Securities Laws and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and assumptions referred to therein.

(18)

Financial Books And Records. The books and records of the Corporation and its subsidiaries disclose all material financial transactions for the Corporation and its subsidiaries, taken as a whole, and such transactions have been fairly and accurately recorded in all material respects. Except as disclosed in the Offering Documents, neither the Corporation nor any of its subsidiaries owes any amount to, nor has the Corporation or any of its subsidiaries made any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or securityholder (other than a securityholder which is the Corporation or a subsidiary thereof) of any of them or any person not dealing at “arm’s-length” (as such term is defined in the ITA) with any of them, except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Corporation or any of its subsidiaries, obligations with respect to any deferred purchase price on the acquisition of any such subsidiary, obligations with respect to the payment of any purchase price upon the exercise of any call right or put right contained in any shareholders’ agreements or limited liability company operating agreements (or like agreements) governing any such subsidiary and loans receivable from minority shareholders of certain subsidiaries of the Corporation which loans were assumed in connection with the acquisitions of such subsidiaries or were made to allow minority shareholders to finance the sale of their interests in such subsidiaries to senior managers of such subsidiaries. Except as disclosed in the Offering Documents, with respect to purchase agreements pursuant to which the Corporation directly or indirectly acquired any of its subsidiaries, with respect to any shareholders’ agreements or limited liability company operating agreements (or like agreements) governing any subsidiary of the Corporation, with respect to office space rental arrangements and property management contracts with minority shareholders of certain subsidiaries of the Corporation and other related parties, with respect to loans receivable from minority shareholders of certain subsidiaries of the Corporation which loans were assumed in connection with the acquisitions of such subsidiaries or were made to allow minority shareholders to finance the sale of their interests in such subsidiaries to senior managers of such subsidiaries and usual employee or consulting arrangements made in the ordinary and normal course of business, neither the Corporation nor any of its subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee or securityholder of any of them or any other person not dealing at arm’s-length with the Corporation and such subsidiaries.

(19)

Accounting Policies. There has been no material change in accounting policies or practices of the Corporation or any of the Material Subsidiaries since December 31, 2018, except as has been disclosed in the Offering Documents.

(20)

Liabilities. Other than as disclosed in the Offering Documents, neither the Corporation nor any of its subsidiaries has any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, material to the Corporation and its subsidiaries, taken as a whole, which are not disclosed or referred to in the Financial Statements, other than liabilities, obligations, or indebtedness or commitments incurred in the normal course of business.

(21)

Independent Accountants of the Corporation. PricewaterhouseCoopers LLP, the accountants who reported on and certified the Corporation’s audited consolidated financial statements as at and for the years ended December 31, 2018 and December 31, 2017 are independent with respect to the Corporation within the meaning of Applicable Securities Laws and the applicable rules and regulations adopted by Public Company Accounting Oversight Board (United States).

(22)

Independent Accountants of Global Restoration. BDO USA, LLP, the accountants who reported on and certified the combined consolidated financial statements of FirstOnSite USA Holdings Inc., the holding company held by Global Restoration, as at and for the year ended December 31, 2018, together with the notes thereto were, at all relevant times, independent with respect to Global Restoration within the meaning of Applicable Securities Laws and the applicable rules and regulations adopted by American Institute of Certified Public Accountants (United States). ACM LLP, the accountants who reviewed Global Restoration’s predecessor financial statements as at and for the year ended December 31, 2017 were, at all relevant times, independent with respect to Global Restoration and its predecessors within the meaning of Applicable Securities Laws and the applicable rules and regulations adopted by American Institute of Certified Public Accountants (United States).

(23)

Assets. The Corporation and its Material Subsidiaries, as the case may be, own and have good and valid title to all material real properties and all other material properties and assets described in the Offering Documents as owned by them or over which they have ownership rights free and clear of any and all hypothecs, prior claims, mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising save and except: (a) for security interests granted in connection with, or as permitted by, the Credit Facility and the Senior Notes; (b) as otherwise disclosed in the Offering Documents; and (c) as would not reasonably be expected to have a Material Adverse Effect. All agreements under which the Corporation or any of the Material Subsidiaries holds an interest in a material property, business or asset are, to the knowledge of the Corporation, in good standing according to their terms.

(24)

Real Property. The material real property (and the buildings constructed thereon) in which the Corporation and each of the Material Subsidiaries has a direct or indirect interest whether leasehold or fee simple or otherwise has been disclosed in the Offering Documents and is insured against loss from damage by hazards or risks normally insured against, with reasonable deductibles; and, to the knowledge of the Corporation, there are no material defects in such buildings, there are no outstanding work orders or deficiency notices relating to such buildings from or required by any police or fire department, sanitation or health authority or from any federal, provincial or municipal authority requiring any work, repairs, construction, indemnification or capital expenditures which would have a Material Adverse Effect. To the knowledge of the Corporation, there are no matters under discussion with any such departments or authorities relating to work orders, the compliance or non-compliance with which, as applicable, would have a Material Adverse Effect.

(25)

Environmental Laws. Except as disclosed in the Offering Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) the Corporation and each of its subsidiaries is and has been for the last five (5) years, in compliance with all Laws relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, Laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, tailings, waste rock, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (b) each of the Corporation and its subsidiaries have all Authorizations required under any Environmental Laws and are in compliance with the terms and conditions of all such Authorizations and all such Authorizations are valid and in full force and effect; and (c) there are no pending or, to the knowledge of the Corporation, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Corporation or any of its subsidiaries.

(26)	Intentionally Deleted.

(27)

Possession of Authorizations. Except as disclosed in the Offering Documents, the Corporation and its subsidiaries have all material Authorizations required under any Law currently necessary to conduct the business now operated by the Corporation and its subsidiaries. Except as disclosed in the Offering Documents, (a) the Corporation and its subsidiaries are in material compliance with the terms and conditions of all such Authorizations, and (b) all such Authorizations are valid and in full force and effect. Neither the Corporation nor any subsidiary has received any notice of proceedings relating to the revocation, suspension or modification of any such Authorizations, which could reasonably be expected to have a Material Adverse Effect.

(28)

Insurance. The Corporation and the Material Subsidiaries maintain insurance against loss of, or damage to, their assets on a basis consistent with reasonably prudent persons in comparable businesses. All of the policies in respect of such insurance coverage are in good standing in all material respects and not in default in any material respect and neither the Corporation nor any Material Subsidiary has failed to promptly give any notice of any material claim thereunder; and there are no material claims thereunder or to which any insurance company is denying liability or defending under a reservation of rights clause.

(29)

Material Contracts. All of the Corporation Contracts that are material to the Corporation and its subsidiaries (taken as a whole) (collectively, the “Material Contracts”) have been disclosed in the Offering Documents (to the extent required to be so disclosed). Neither the Corporation nor any of its subsidiaries has received notification from any party claiming that the Corporation or any such subsidiary is in breach or default under any Material Contract, which could reasonably be expected to have a Material Adverse Effect. There is no requirement to obtain a consent, approval or waiver of a party under any Material Contract in respect of any of the transactions contemplated by this Agreement, other than such consents, approvals and waivers as have been obtained by the Corporation as at the date hereof.

(30)

No Material Change. Since December 31, 2018 and except as disclosed in the Offering Documents: (a) there has been no material change in the condition (financial or otherwise), or in the properties, capital, affairs, prospects, operations, assets or liabilities of the Corporation and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business; and (b) there have been no transactions entered into by the Corporation or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Corporation and its subsidiaries taken as a whole.

(31)

Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Authority, now pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any of its subsidiaries, which is required to be disclosed in the Offering Documents but not so disclosed. The aggregate of all pending legal or governmental proceedings to which the Corporation or any of its subsidiaries is a party or of which any of their respective property or assets is subject, which are not described in the Offering Documents include only ordinary routine proceedings incidental to the business, properties and assets of the Corporation and the Material Subsidiaries and would not reasonably be expected to have a Material Adverse Effect.

(32)

Labour. No material labour dispute with the employees of the Corporation or the Material Subsidiaries currently exists or, to the knowledge of the Corporation, is imminent. Neither the Corporation nor any of the Material Subsidiaries is a party to any collective bargaining agreement and, to the knowledge of the Corporation, as at the date hereof, no action has been taken or is contemplated to organize any employees of the Corporation or the Material Subsidiaries.

(33)

Absence of Further Requirements. Except as noted herein, no filing with, or authorization, approval, consent, licence, order, registration, qualification or decree of any Governmental Authority is necessary or required for the performance by the Corporation of its obligations hereunder, or the consummation of the transactions contemplated by this Agreement, except such as have been or will be obtained under Applicable Securities Laws and the rules and regulations of the TSX, NASDAQ and FINRA.

(34)

Taxes. The Corporation and the Material Subsidiaries, as the case may be, have each: (a) timely filed (or has had timely filed on their behalf) all returns, declarations, reports, estimates, information returns, elections and statements (“Returns”) required to be filed with or sent to any taxing authority having jurisdiction since incorporation or organization (except for any Returns where no governmental taxes or other charges due or claimed to be due by a Governmental Authority are owed by the Corporation or any such Material Subsidiary, which Returns, in each case, have been filed by or on behalf of the Corporation and each such Material Subsidiary), and all such Returns have, in all material respects, been prepared in accordance with the provisions of all Laws and are correct and complete in all material respects; (b) except as disclosed in the Financial Statements, timely and properly paid (or has had paid on its behalf), all governmental taxes and other charges due or claimed to be due by a Governmental Authority (including all instalments on account of taxes for the current year) except where the failure to so timely and properly pay (or have paid on its behalf) such taxes and other charges would not reasonably be expected to have a Material Adverse Effect; and (c) has properly withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any governmental taxes or other charges except where the failure to so properly withhold or collect and remit such taxes and other charges would not reasonably be expected to have a Material Adverse Effect.

(35)

No Acquisition. The Corporation has not completed any “significant acquisition” since December 31, 2018 other than as set out in the Offering Documents, nor is it proposing completing any “probable acquisitions” (as such terms are defined in NI 51-102) that would require the inclusion of any additional financial statements or pro forma financial statements in the Offering Documents pursuant to Applicable Securities Laws.

(36)

Corporation Short Form Eligible. The Corporation is eligible to file a short form prospectus in each of the Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws and, on the date of and upon filing of the Canadian Final Prospectus, there will be no documents required to be filed under the Canadian Securities Laws in connection with the distribution of the Offered Shares that will not have been filed as required by applicable Canadian Securities Laws.

(37)	Compliance with Laws. The Corporation has complied, in all material respects, with all Laws required to be complied with by it in connection with the Offering.

(38)

No Loans. Other than as set out in the Offering Documents, neither the Corporation nor its subsidiaries have made any material loans to or provided material guarantees for the obligations of any person other than the Corporation and its subsidiaries.

(39)

Directors and Officers. To the knowledge of the Corporation, none of the current directors or officers of the Corporation are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(40)

Stock Exchange and Commission Compliance. Neither the Commission, the SEC, any other securities regulatory authority, any stock exchange nor any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation or the use of any Offering Document, and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Corporation, are threatened.

(41)

Non-arm’s Length Transactions. Except as set out in the Offering Documents, to the knowledge of the Corporation, none of the directors, officers or employees of the Corporation or any of its subsidiaries, any known holder of more than 10% of any class of shares of the Corporation, or any known associate or affiliate of any of the foregoing persons or companies has had any material interest, direct or indirect, in any material transaction within the previous two years or has any material interest in any proposed material transaction involving the Corporation which, as the case may be, materially affected, is material to or will materially affect the Corporation and any such subsidiaries (taken as a whole).

(42)

Minute Books and Records. The minute books and records of the Corporation and the Material Subsidiaries which have been made available to the Underwriters and their Canadian and U.S. counsel in connection with their due diligence investigation of the Corporation and its subsidiaries for the period from January 1, 2016 to the date of examination thereof contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, partners, the boards of directors and committees of the boards of directors of the Corporation and the Material Subsidiaries, as applicable, to the date of review of such records and minute books. There have been no other meetings, resolutions or proceedings of the shareholders, partners, board of directors of the Corporation or any committees of the board of directors of the Corporation and the Material Subsidiaries since January 1, 2016 to the date hereof not reflected in such minute books and other records provided to counsel to the Underwriters.

(43)

Reporting Issuer Status. The Corporation is a “reporting issuer” in each of the Qualifying Jurisdictions within the meaning of the Canadian Securities Laws in such jurisdictions and is not in default in any material respect of any requirement of the Canadian Securities Laws of such jurisdictions and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the Canadian Securities Commissions.

(44)

Purchase and Sales. Other than as disclosed in the Offering Documents, neither the Corporation nor the Material Subsidiaries has approved, has entered into any agreement in respect of, nor has any knowledge of the probable approval or entering into any agreement in respect of:

(a)

the purchase of any material property or any interest therein or the sale, transfer or other disposition of any material property or any interest therein currently owned, directly or indirectly, by the Corporation whether by asset sale, transfer of shares, or otherwise;

(b)	the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of the Corporation) of the Corporation; or

(c)	a proposed or planned disposition of shares of the Material Subsidiaries (other than to the Corporation or a subsidiary of the Corporation).

(45)

Employee Plans. The Documents Incorporated by Reference disclose, to the extent required by applicable Canadian Securities Laws, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation (the “Employee Plans”), each of which has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans.

(46)

No Reportable Event. There has not been a “reportable event” (within the meaning of NI 51-102) with the present auditors of the Corporation and the auditors of the Corporation have not provided any material comments or recommendations to the Corporation regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Corporation.

(47)

System of Internal Control. The Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act) that has been designed by the Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including but not limited to internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit the preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management of the Corporation assessed internal control over financial reporting of the Corporation as of December 31, 2018 and concluded internal control over financial reporting was effective as of such date. Since December 31, 2018, there has been no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting. As at the date hereof, the Corporation is not aware of any material weaknesses or significant deficiencies in its internal controls over financial reporting.

(48)

System of Disclosure Control. The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act); such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Corporation in the reports that it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms; management of the Corporation assessed the Corporation’s disclosure controls and procedures and concluded that such disclosure controls and procedures were effective as of December 31, 2018.

(49)

Action to Manipulate Price. Neither the Corporation nor any of its subsidiaries, nor to the knowledge of the Corporation, any of the Corporation’s affiliates, has taken, nor will the Corporation, any such subsidiary or any such affiliate take, directly or indirectly, any action which is designed to, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Corporation in connection with the Offering.

(50)

Unlawful Payment. Neither the Corporation nor any of its subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or other person acting on behalf of the Corporation or any of its subsidiaries has: (a) made any unlawful contribution to any candidate for non-United States or Canadian office, or failed to disclose fully any such contribution in violation of law; or (b) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or Canada of any jurisdiction thereof. Without limiting the generality of the foregoing, none of the Corporation, its subsidiaries or, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its subsidiaries has taken any action, directly or indirectly, that could potentially result in a violation by such persons of the Corruption of Foreign Public Officials Act (Canada) or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively the “Foreign Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corruption Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corruption Laws; and the Corporation and each of its subsidiaries have conducted their businesses in compliance with the Foreign Corruption Laws. The Corporation and each of its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Corporation and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any such subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened.

(51)

Registration Under Investment Company Act of 1940. The Corporation is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Offering Documents under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the United States Investment Company Act of 1940, as amended.

(52)

U.S. Sanctions. Neither the Corporation, any of its subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Corporation will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(53)

No Other Fees Payable. Other than the Underwriters pursuant to this Agreement, there is no person acting or purporting to act at the request of the Corporation who is entitled to any brokerage, agency, underwriting, or other fiscal advisory or similar fee in connection with the transactions contemplated herein.

(54)

U.S. Status. The Corporation meets the general eligibility requirements for the use of Form F-10 under the U.S. Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Corporation or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the U.S. Securities Act) of the Offered Shares and at the date hereof, the Corporation was not and is not an “ineligible issuer”, as defined in Rule 405 under the U.S. Securities Act.

(55)

Canadian Offering Documents. The Canadian Preliminary Prospectus complied, as of the time of filing thereof, and all other Canadian Offering Documents as of the time of filing thereof will comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Preliminary Prospectus, as of the time of filing thereof, did not, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Option Closing Time,

as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Preliminary Prospectus, as of the time of filing thereof, constituted, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Option Closing Time, as the case may be, will constitute, full, true and plain disclosure of all material facts relating to the Offered Shares and to the Corporation; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Canadian Offering Document in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriters specifically for use therein.

(56)

U.S. Offering Documents. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment thereto will comply in all material respects with the U.S. Securities Act and the applicable rules and regulations of the SEC, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the U.S. Final Prospectus, as of the time of filing thereof, will comply, in all material respects with the applicable requirements of U.S. Securities Laws; the U.S. Final Prospectus, as of the time of filing thereof and as of the Closing Date and the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any U.S. Offering Document in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriters specifically for use therein.

(57)

Issuer Free Writing Prospectuses. The Corporation (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus related to the Offering that is a “written communication” (as defined in Rule 405 under the U.S. Securities Act), except in accordance with Section 3 hereof. Each such Issuer Free Writing Prospectus complied in all material respects with the applicable U.S. Securities Laws, has been or will be (within the time period specified in Rule 433 under the U.S. Securities Act) filed in accordance with the U.S. Securities Act (to the extent required thereby) and, when taken together with the U.S. Final Prospectus, each such Issuer Free Writing Prospectus, did not, and as of the Closing Date and the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriters specifically for use therein. Each such Issuer Free Writing Prospectus did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the U.S. Final Prospectus.

(58)

Intellectual Property. The Corporation and its Material Subsidiaries, as the case may be, own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Corporation or any of its Material Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(59)

Cybersecurity. (i)(x) Except as disclosed in the Offering Documents, there has been no known material security breach or other known material compromise of or relating to any of the Corporation’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Corporation has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its or its subsidiaries’ IT Systems and Data; (ii) the Corporation and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Corporation and its Material Subsidiaries’ have implemented backup and disaster recovery technology consistent with industry standards and practices.

Section 8        Covenants of the Corporation

(1)	The Corporation covenants and agrees with the Underwriters that:

(a)

the Corporation will advise the Underwriters, promptly after receiving notice thereof, of the time when each Offering Document or Issuer Free Writing Prospectus has been filed, when any Final Receipt has been obtained and when the Registration Statement becomes effective, and will provide evidence satisfactory to the Underwriters of each such filing and a copy of each such Final Receipt;

(b)

between the date hereof and the date of completion of the Distribution of the Offered Shares, the Corporation will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:

(i)

the issuance by any Canadian Securities Commission or the SEC of any order suspending or preventing the use of any of the Offering Documents or any Issuer Free Writing Prospectus, including without limitation the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or, to the knowledge of the Corporation, the threatening of any such order;

(ii)

the issuance by any Canadian Securities Commission, the SEC, the TSX or NASDAQ of any order having the effect of ceasing or suspending the Distribution of the Common Shares or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceeding for any such purpose; or

(iii)	any requests made by any Canadian Securities Commission or the SEC for amending or supplementing any of the Offering Documents or any Issuer Free Writing Prospectus or for additional information;

and the Corporation will use its commercially reasonable efforts to prevent the issuance of any order referred to in subparagraph 8(1)(b)(i) above or subparagraph 8(1)(b)(ii) above and, if any such order is issued, use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible time;

(c)

the Corporation will use its commercially reasonable efforts to obtain the conditional listing of the Offered Shares on the TSX by the Closing Time, subject only to satisfaction by the Corporation of the conditions imposed by the TSX in the letter of the TSX granting conditional listing approval, and the Corporation will use its best efforts to have the Offered Shares listed and admitted and authorized for trading on NASDAQ by the Closing Time;

(d)

as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the U.S. Securities Act), the Corporation will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Corporation and its subsidiaries which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 under the U.S. Securities Act (it being acknowledged that the foregoing may be satisfied by the Corporation filing with the SEC, and making publicly available on EDGAR, its annual report pursuant to the U.S. Securities Act for the fiscal year ended December 31, 2019 on Form 40-F); and

(e)	the Corporation will use the net proceeds from the Offering substantially as described in the Canadian Final Prospectus.

(2)

Prior to the completion of the Distribution of the Offered Shares, the Corporation will file all documents required to be filed with or furnished to the Canadian Securities Commissions and the SEC pursuant to Applicable Securities Laws in connection with such Distribution.

(3)

Except as contemplated by this Agreement, the Corporation will not, without the prior written consent of the Lead Underwriters (such consent not to be unreasonably withheld or delayed), on behalf of the Underwriters, directly or indirectly issue, offer, pledge, sell, contract to sell, contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, lend or dispose of, directly or indirectly, any Common Shares or securities or other financial instruments convertible into or having the right to acquire Common Shares, or enter into any agreement or arrangement under which the Corporation would acquire or transfer to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether that agreement or arrangement may be settled by the delivery of Common Shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so, during the period from the date hereof and ending 90 days following the Closing Date; provided that, notwithstanding the foregoing, the Corporation may, without the consent of the Lead Underwriters: (a) issue Common Shares or securities convertible or exercisable into or exchangeable for or which may be settled in Common Shares pursuant to an equity compensation plan in effect on the date hereof; (b) issue Common Shares issuable upon the exercise or settlement of options, warrants or other securities outstanding on the date hereof; and (c) issue Common Shares in satisfaction of the exercise of call or put options contained in existing shareholders’ agreements and similar agreements to which the Corporation or its subsidiaries are subject which are payable at the Corporation’s option in any combination of Common Shares and cash, and enter into additional like shareholders’ agreements and similar agreements containing similar call or put options. In addition, the Corporation shall not, during the period from the date hereof and ending 90 days following the Closing Date, without the prior written consent of the Lead Underwriters (not to be unreasonably withheld) on behalf of the Underwriters, file a prospectus under Canadian Securities Laws or a registration statement under the U.S. Securities Act in connection with any transaction by the Corporation or any person that is prohibited pursuant to the first sentence of this Section 8(3), except pursuant to the Offering and for registration statements on Form S-8 relating to employee benefit plans.

Section 9        Survival of Representations, Warranties and Covenants

The representations, warranties, obligations and agreements of the Corporation and of the Underwriters contained herein or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Underwriters of the Offered Shares until the later of: (i) the third anniversary of the Closing Date; and (ii) the latest date under Canadian Securities Laws and U.S. Securities Laws relevant to a purchaser of any Offered Shares (non-residents of Canada or the U.S. being deemed to be resident in the Province of Ontario for such purposes) that a purchaser of Offered Shares may be entitled to commence an action or exercise a right of rescission, with respect to a misrepresentation contained in the Canadian Final Prospectus, U.S. Final Prospectus or, if applicable, any Supplementary Material, and the Underwriters shall be entitled to rely on the representations and warranties of the Corporation contained in or delivered pursuant to this Agreement notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters’ behalf.

Section 10        Indemnification

(1)

The Corporation shall indemnify and save harmless each of the Underwriters and their respective affiliates, and their respective directors, officers, employees and agents (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against all losses (other than losses of profits), claims, actions, suits, proceedings, damages, liabilities, costs and expenses (including the reasonable fees and expenses of the Indemnified Parties’ counsel that may be incurred in advising with respect to or defending such claim), in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities, suits, proceedings, costs or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Corporation by the Indemnified Parties or otherwise in connection with the matters referred to in this Agreement, including, whether performed before or after the execution of this Agreement by the Corporation without limitation, in any way caused by, or arising directly or indirectly from, or in consequence of:

(a)

(i) any information or statement contained in any Offering Document, which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation; (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in an Offering Document, in any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the U.S. Securities Act or (B) in any other materials or information provided to investors by, or with the approval of, the Corporation in connection with the Offering; or (iii) the omission or alleged omission to state in any Offering Document, in any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the U.S. Securities Act, a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of any prospectus) not misleading; provided, however, that the Corporation will not be liable in any such case to the extent but only to the extent that any such expenses, losses, claims, damages, liabilities, suits, proceedings, costs or actions arise out of or are based upon any such misrepresentation, untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of any Underwriter through the Lead Underwriters expressly for use therein;

(b)

the breach of, or default under, any term, condition, covenant or agreement of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or made by the Corporation in connection with the sale of the Offered Shares or the breach of any representation or warranty of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or in connection with the sale of the Offered Shares being or being alleged to be untrue, false or misleading;

(c)

any order made or inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority or any change of law or the interpretation or administration thereof which prevents or restricts the trading in or the sale of the Corporation’s securities or the distribution of the Offered Shares in any jurisdiction; or

(d)	the non-compliance or alleged non-compliance by the Corporation with any of the Applicable Securities Laws relating to or connected with the distribution of the Offered

Shares, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection;

provided that, if and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a regulatory authority in a final ruling from which no appeal can be made shall determine that the liabilities, claims, actions, suits, proceedings, losses, costs, damages or expenses resulted from the gross negligence, fraud or wilful misconduct of an Indemnified Party claiming indemnity, such Indemnified Party shall promptly reimburse to the Corporation any funds advanced to the Indemnified Party in respect of such claim and the indemnity provided for in this Section 10 shall cease to apply to such Indemnified Party in respect of such claim. For greater certainty, the Corporation and the Underwriters agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Offering Document contained no misrepresentation shall constitute “gross negligence” or “wilful misconduct” for the purposes of this Section 10 or otherwise disentitle the Underwriters from indemnification hereunder.

(2)

If any claim contemplated by this Section 10 shall be asserted against any of the Indemnified Parties, or if any potential claim contemplated by this Section 10 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify in writing the Corporation as soon as possible of the nature of such claim (provided that any failure to so notify in respect of any potential claim shall affect the liability of the Corporation under this Section 10 only to the extent that the Corporation is materially prejudiced by such failure). The Corporation shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce such claim; provided that the defence shall be through legal counsel selected by the Corporation and acceptable to the Indemnified Party, acting reasonably, and no admission of liability shall be made by the Corporation or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Corporation. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:

(a)	the Corporation fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable time after receiving notice of such suit;

(b)	the employment of such counsel has been authorized in writing by the Corporation;

(c)

the named parties to any such suit (including any added or third parties) include the Indemnified Party and the Corporation and the Indemnified Party and the Corporation shall have been advised in writing by counsel that representation of the Indemnified Party by counsel for the Corporation is inappropriate as a result of the potential or actual conflicting interests of those represented; or

(d)

the Indemnified Party shall have reasonably concluded, upon advice in writing by outside counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Corporation;

and in each of cases paragraph 10(2)(a), 10(2)(b), 10(2)(c) or 10(2)(d), the Corporation shall not have the right to assume the defence of such suit on behalf of the Indemnified Party, but the Corporation shall only be liable to pay the reasonable fees and disbursements of one firm of separate counsel (in addition to local counsel) for all Indemnified Parties in any jurisdiction. In no event shall the Corporation be required to pay the fees and disbursements of more than one set of counsel (in addition to local counsel) for all Indemnified Parties in respect of any particular claim or set of claims in one jurisdiction. No settlement may be made by an Indemnified Party without the prior written consent of the Corporation, which consent will not be unreasonably withheld.

(3)	To the extent that any Indemnified Party is not a party to this Agreement, the Underwriters hold the right and benefit of this Section 10 in trust for and on behalf of such Indemnified Party.

(4)

The Corporation shall not, without the prior written consent of the Indemnified Parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an Indemnified Party hereunder unless such settlement, compromise or judgment: (a) includes an unconditional release of the Indemnified Parties from all liability arising out of such claim, investigation, action or proceeding; and (b) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of any Indemnified Party.

Section 11        Contribution

(1)

In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 10 hereof would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Underwriters and the Corporation shall contribute to the aggregate of all claims, damages, liabilities, costs and expenses and all losses (other than losses of profits or consequential damages) of the nature contemplated in Section 10 hereof and suffered or incurred by the Indemnified Parties in proportions as is appropriate to reflect: (i) as between the Corporation and the Underwriters, the relative benefits received by the Underwriters, on the one hand (being the Underwriting Fee), and the relative benefits received by the Corporation, on the other hand (being the net proceeds of the Offering, before expenses) from the Offering; and (ii) as between the Corporation and the Underwriters, the relative fault of the Corporation, on the one hand, and the Underwriters, on the other hand; provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. However, no party who has been determined by a court of competent jurisdiction in a final, non-appealable judgement to have engaged in any fraud, fraudulent misrepresentation or gross negligence shall be entitled to claim contribution from any person who has not been so determined to have engaged in such fraud, fraudulent misrepresentation, gross negligence or wilful misconduct.

(2)

The rights to contribution provided in this Section 11 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law provided that Section 11(1) hereof shall apply, mutatis mutandis, in respect of such other right.

(3)

Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify in writing such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this Section 11, except to the extent such party is materially prejudiced by the failure to receive such notice. The right to contribution provided in this Section 11 shall be in addition to, and not in derogation of, any other right to contribution that the Underwriters or the Corporation may have by statute or otherwise by law. The obligations of the Underwriters to contribute pursuant to this Section 11 are several in proportion to the number of Offered Shares to be purchased by each of the Underwriters hereunder and not joint.

Section 12        All Terms to be Conditions

The Corporation agrees that the conditions contained in this Agreement will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation. Any breach or failure to comply with any of the conditions set out in this Agreement in any material respect shall entitle the

Underwriters to terminate their obligation to purchase the Offered Shares in accordance with Section 13(1)(d), by written notice to that effect given to the Corporation at or prior to the Closing Time or the Option Closing Time, as applicable. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by the Underwriters.

Section 13        Termination by Underwriters

(1)

Each Underwriter shall also be entitled to terminate its obligation to purchase the Offered Shares by written notice to that effect to the Corporation and the Lead Underwriters at or prior to the Closing Time (with respect to the Firm Shares) or the Option Closing Time (with respect to the Additional Shares), as applicable, if:

(a)

there should occur any material change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), condition (financial or otherwise) or capital of the Corporation or a change in any material fact, or the Underwriters become aware of any undisclosed material information, which in the opinion of an Underwriter, acting reasonably, would reasonably be expected to have a material adverse effect on the market price or value of the Offered Shares;

(b)

there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence, catastrophe, accident, natural disaster, public protest, war or act of terrorism of national or international consequence or any new law or regulation or a change thereof which, in the opinion of an Underwriter, acting reasonably, seriously adversely affects, or involves, or is expected to seriously adversely affect, or involve, financial markets in Canada or the United States generally or the business, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation;

(c)

there should occur or commence or be announced or threatened any inquiry, action, suit, investigation or other proceeding (whether formal or informal) by any Governmental Authority or any order or ruling is issued under or pursuant to any statute of Canada or the United States or of any province or territory of Canada, or state of the United States by any Governmental Authority (including, without limitation, the Commission, the securities regulatory authority in each of the other Qualifying Jurisdictions, the TSX, NASDAQ or the SEC) (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to any of the Underwriters), which in the reasonable opinion of an Underwriter would be expected to operate to prevent or materially restrict trading in or distribution of the Offered Shares or would have a material adverse effect on the market price or value of the Offered Shares; or

(d)	the Corporation is in breach of any term, condition or covenant of this Agreement in any material respect.

(2)

If this Agreement is terminated by any of the Underwriters pursuant to Section 13(1), there shall be no further liability on the part of such Underwriter or of the Corporation to such Underwriter, except in respect of any liability which may have arisen or may thereafter arise under Section 10, Section 11 and Section 17.

(3)

The right of the Underwriters or any of them to terminate their respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this Section 13 shall not be binding upon the other Underwriters.

Section 14        Closing

The closing of the purchase and sale of the Firm Shares herein provided for shall be completed at 8:00 a.m. (E.S.T.) on December 13, 2019, or such other date and/or time as may be agreed upon in writing by the Corporation and the Underwriters, but in any event not later than 42 days following the date of the Final Receipt (respectively, the “Closing Time” and the “Closing Date”), at the offices of Fogler, Rubinoff LLP in Toronto, Ontario. In the event that the Closing Time has not occurred on or before the date which is 42 days following the date of the Final Receipt, this Agreement shall, subject to Section 13(2) hereof, terminate. At the Closing Time, the Corporation shall issue the Firm Shares as contemplated in Section 15(1)(e) against payment of US$92.50 per Firm Share by wire transfer or as otherwise directed by the Corporation.

Section 15        Conditions of Closing and Option Closing

(1)

The obligations of the Underwriters under this Agreement are subject to: (i) the performance by the Corporation of its obligations under this Agreement; and (ii) receipt by the Underwriters, at the Closing Time or Option Closing Time, as applicable, of:

(a)

a favourable legal opinion, dated the Closing Date and, with respect to the laws of the Province of Ontario only, the Option Closing Date, as applicable, from Fogler, Rubinoff LLP, the Corporation’s Canadian counsel, as to matters of Canadian federal and provincial law in the Qualifying Jurisdictions (who may, for the purposes of the delivery of legal opinions hereunder which are required only on the Closing Date, rely on or provide opinions of local counsel acceptable to them and to the Underwriters’ counsel as to matters governed by the laws of jurisdictions in Canada other than the Province of Ontario), addressed to the Underwriters and the Underwriters’ counsel, such matters to be as set out in the attached Schedule “B” subject to customary limitations, assumptions and qualifications;

(b)

a favourable legal opinion, dated the Closing Date and the Option Closing Date, as applicable, from Torys LLP, the Corporation’s U.S. counsel, addressed to the Underwriters, to the effect set forth in Schedule “C” (subject to customary limitations, assumptions and qualifications), which shall be accompanied by a letter addressed to the Underwriters to the effect set forth in Schedule “C”;

(c)

a letter, dated the Closing Date and the Option Closing Date, as applicable, from Paul, Weiss, Rifkind, Wharton & Garrison LLP, the Underwriters’ U.S. counsel, addressed to the Underwriters, in form and substance satisfactory to the Underwriters;

(d)

favourable legal opinions addressed to the Underwriters and their legal counsel, dated the Closing Date, from Canadian and U.S. counsel, as applicable, to the Corporation, in form and content acceptable to the Underwriters and their legal counsel, acting reasonably, with respect to such of the Material Subsidiaries incorporated or formed under the laws of the Province of Ontario and the State of Delaware only (such Material Subsidiaries, the “Specified Material Subsidiaries”) and that have “Opinion” noted after their name in Schedule “A” hereto, with respect to the following: (i) the incorporation or formation, as applicable, and existence of each Specified Material Subsidiary under the laws of its jurisdiction of incorporation or formation; (ii) as to the registered ownership of the issued and outstanding shares or other ownership interests of each Specified Material Subsidiary (based on the shareholder, partner or member registry, a limited liability company operating agreement, partnership agreement or the equivalent in the applicable jurisdiction); and (iii) that each Specified Material Subsidiary has all requisite corporate or other power under the laws of its jurisdiction of incorporation or formation to carry on its business as presently carried on and own its properties;

(e)	certificates or evidence of registration representing, in the aggregate, the Firm Shares at the Closing Time (and Additional Shares, if applicable, at the Option Closing Time) in the name of CDS or its nominee or in such other name(s) as the Underwriters shall have directed;

(f)

the auditors’ comfort letter of PricewaterhouseCoopers LLP dated the Closing Date and the Option Closing Date, as applicable, updating the comfort letter referred to in Section 5(4) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Date and Option Closing Date, as applicable;

(g)

the auditors’ comfort letter of BDO USA, LLP dated the Closing Date and the Option Closing Date, as applicable, updating the comfort letter referred to in Section 5(5) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Date and Option Closing Date, as applicable;

(h)

the auditors’ comfort letter of ACM LLP dated the Closing Date and the Option Closing Date, as applicable, updating the comfort letter referred to in Section 5(6) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Date and Option Closing Date, as applicable;

(i)	the Underwriting Fee paid in accordance with the eighth paragraph of this Agreement;

(j)

evidence satisfactory to the Underwriters that: (A) the Common Shares are listed and admitted and authorized for trading on NASDAQ, and (B) the Offered shares are conditionally approved for listing on the TSX, subject only to satisfaction by the Corporation of the conditions imposed by the TSX in the letter of the TSX granting conditional listing approval;

(k)

a certificate, dated the Closing Date and the Option Closing Date, as applicable, and signed on behalf of the Corporation, but without personal liability, by the President and Chief Executive Officer and by the Chief Financial Officer of the Corporation, or such other officers of the Corporation as may be reasonably acceptable to the Underwriters, certifying that: (i) the Corporation has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Corporation at or prior to the Closing Time and the Option Closing Time, as applicable; (ii) all the representations and warranties of the Corporation contained herein are true and correct as of the Closing Time and the Option Closing Time, as applicable, with the same force and effect as if made at and as of the Closing Time and the Option Closing Time, as applicable, after giving effect to the transactions contemplated hereby; (iii) there has been no material change relating to the Corporation and its subsidiaries, on a consolidated basis, since the date hereof which has not been generally disclosed, and no such disclosure has been made on a confidential basis; and (iv) that, to the best of the knowledge, information and belief of the persons signing such certificate, after having made reasonable inquiries, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Corporation has been issued and is continuing and in effect and no proceedings for such purpose are pending or, to the knowledge of the persons signing such certificate, are contemplated or threatened;

(l)

at the Closing Time or the Option Closing Time, as applicable, certificates dated the Closing Date and the Option Closing Date, as applicable, signed on behalf of the Corporation, but without personal liability, by the Chief Financial Officer of the Corporation or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to the constating documents of the Corporation; the resolutions of the directors of the Corporation relevant to the Offering, including the allotment, issue (or reservation for issue) and sale of the Firm

Shares and Additional Shares, the grant of the Over-Allotment Option, the authorization of this Agreement, the listing of the Firm Shares and the Additional Shares on the TSX and NASDAQ and transactions contemplated by this Agreement; and the incumbency and signatures of signing officers of the Corporation;

(m)

at the Closing Time, the Corporation’s directors and executive officers, being Jay S. Hennick; D. Scott Patterson; Bernard I. Ghert; Brendan Calder; Frederick F. Reichheld; Joan Sproul; Michael Stein; Erin J. Wallace; Jeremy Rakusin, Douglas G. Cooke; Alex Nguyen; and Roger M. Thompson; shall each have entered into lock-up agreements, substantially in the form attached hereto as Schedule “D”;

(n)

at the Closing Time or the Option Closing Time, as applicable, a certificate of status (or equivalent) for the Corporation and each Specified Material Subsidiary (as such term is defined in Section 15(1)(d)) dated within two (2) Business Days (or such earlier or later date as the Underwriters may accept) of the Closing Date;

(o)

evidence satisfactory to the Lead Underwriters that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering; and

(p)

such other documents as the Underwriters or counsel to the Underwriters may reasonably require; and all proceedings taken by the Corporation in connection with the issuance and sale of the Offered Shares shall be satisfactory in form and substance to the Lead Underwriters and counsel for the Underwriters, acting reasonably.

Section 16        Over-Allotment Option

(1)

The Over-Allotment Option may be exercised by the Lead Underwriters, on behalf of the Underwriters, at any time, in whole or in part by delivering notice to the Corporation not later than 5:00 p.m. on the 30th day after the Closing Date, which notice will specify the number of Additional Shares to be purchased by the Underwriters and the date (the “Option Closing Date”) and time (the “Option Closing Time”) on and at which such Additional Shares are to be purchased. Such Option Closing Date may be the same as (but not earlier than) the Closing Date and will not be earlier than three Business Days nor later than five Business Days after the date of delivery of such notice (except to the extent a shorter or longer period shall be agreed to by the Corporation). Subject to the terms of this Agreement, upon the Lead Underwriters furnishing this notice to the Corporation pursuant to this Section 16(1), the Underwriters will be committed to purchase, in the respective percentages set forth in Section 22, and the Corporation will be committed to issue and sell in accordance with and subject to the provisions of this Agreement, the number of Additional Shares indicated in the notice. Additional Shares may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the Offering.

(2)

In the event that the Over-Allotment Option is exercised in accordance with its terms, the closing of the issuance and sale of that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option shall take place at the Option Closing Time at the offices of Fogler, Rubinoff LLP in Toronto, Ontario or at such other place as may be agreed to by the Lead Underwriters and the Corporation.

(3)

At the Option Closing Time, the Corporation shall issue to the Underwriters that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option and deposit with CDS or its nominee, if requested by the Underwriters, the Additional Shares electronically through the non-certificated inventory system of CDS against payment of US$92.50 per Additional Share by wire transfer or as otherwise directed by the Corporation.

(4)

Concurrently with the deliveries and payment under paragraph 16(3), the Corporation shall pay the Underwriting Fee applicable to the Additional Shares in the manner provided in the eighth paragraph of this Agreement against delivery of a receipt for that payment.

(5)	The obligation of the Underwriters to make any payment or delivery contemplated by this Section 16 is subject to the conditions set forth in Section 15.

Section 17        Expenses

The Corporation will pay all expenses and fees in connection with the Offering, including, without limitation: (a) all expenses of or incidental to the creation, issue, sale or distribution of the Offered Shares and the filing of the Offering Documents; (b) the fees and expenses of the Corporation’s legal counsel, (c) in relation to any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of legal counsel for the Underwriters relating to such filings not to exceed US$20,000 in the aggregate); and (d) all costs incurred in connection with the preparation of documentation relating to the Offering, excepting the Underwriters’ out-of-pocket expenses and all fees and expenses of external Canadian and U.S. legal counsel for the Underwriters (collectively, “Underwriters’ Expenses”). The Underwriters’ Expenses shall be paid by the Underwriters except that the Underwriters will be reimbursed by the Corporation for all reasonable “out-of-pocket” Underwriters’ Expenses and all reasonable fees and expenses of external Canadian and U.S. legal counsel for the Underwriters if the sale of the Offered Shares as contemplated herein is not completed due to any breach or default by the Corporation of its obligations hereunder.

Section 18        No Advisory or Fiduciary Relationship

The Corporation acknowledges and agrees that: (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the Offering Price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other hand; (b) in connection with the Offering and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Corporation or its shareholders, creditors, employees or any other party; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) and no Underwriter has any obligation to the Corporation with respect to the Offering except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

Section 19        Notices

Any notice to be given hereunder shall be in writing and shall be delivered in person, transmitted by fax or e-mail or similar means of recorded electronic communication or sent by registered mail, charges prepaid, and shall, in the case of notice to the Corporation, be addressed as follows:

FirstService Corporation

1140 Bay Street, Suite 4000

Toronto, Ontario

M5S 2B4

Attention:	D. Scott Patterson
Fax No.:	(647) 258-0008
E-mail:	spatterson@firstservice.com

with a copy to (such copy not to constitute notice):

Fogler, Rubinoff LLP

77 King Street West

Suite 3000, P.O. Box 95

TD Centre North Tower

Toronto, ON M5K 1G8

Attention:	Elliott A. Vardin
Fax No.:	(416) 941-8852
E-mail:	evardin@foglers.com

and with a copy to (such copy not to constitute notice):

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

Attention:	Mile T. Kurta, Esq.
Fax No.:	(212) 682-0200
E-mail:	mkurta@torys.com

and in the case of notice to the Underwriters, be addressed as follows:

BMO Nesbitt Burns Inc.

100 King Street West, 4th Floor

Toronto, ON M5X 2A1

Attention: Jeff Watchorn

E-mail: Jeff.Watchorn@bmo.com

and to:

TD Securities Inc.

66 Wellington Street West, 9th Floor

Toronto, ON M5K 1A2

Attention:	Paul Barbera
Fax No.:	416-983-3176
E-mail:	Paul.Barbera@tdsecurities.com

with a copy to (such copy not to constitute notice):

Stikeman Elliott LLP

199 Bay Street, Suite 5300

Toronto, ON M5L 1B9

Attention:	David Weinberger
Fax No.:	(416) 869-5515
E-mail:	dweinberger@stikeman.com

and with a copy to (such copy not to constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

77 King Street W, Suite 3100

Toronto, ON M5K 1J3

Attention:	Christopher J. Cummings
Fax No.:	(416) 504-0530
E-mail:	ccummings@paulweiss.com

The Corporation and the Underwriters may change their respective addresses for notice by notice given in the manner referred to above.

Section 20        Actions on Behalf of the Underwriters

The execution of the Agreement by the Underwriters shall constitute the Corporation’s authority for accepting notification of any steps from, and for giving notice to, and for delivering the Underwriting Fee to, or to the order of, the Lead Underwriters for and on behalf of the Underwriters as specifically contemplated in this Agreement, except in respect of: (i) a settlement of an indemnity claim pursuant to Section 10, which settlement shall be made by the Indemnified Party; (ii) any waiver pursuant to Section 12, which waiver may be given by any of the Underwriters exercising such waiver; or (iii) any notice of termination pursuant to Section 13, which notice may be given by any of the Underwriters exercising such right.

Section 21        TMX Group

Each of CIBC World Markets Inc. and National Bank Financial Inc. or an affiliate thereof, may own or control an equity interest in TMX Group Limited (“TMX Group”) and may have a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on an exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange (each, an “Exchange”). No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service. CIBC World Markets Inc. and National Bank Financial Inc. do not require the Corporation to list securities on any of the Exchanges as a condition of supplying or continuing to supply underwriting and/or any other services.

Section 22        Underwriters’ Obligations

(1)

Subject to the terms of this Agreement, the Underwriters’ obligations under this Agreement to purchase the Offered Shares shall be several and not joint and several and the liability of each of the Underwriters to purchase the Offered Shares shall be limited to the following percentages of the purchase price paid or to be paid for the Offered Shares:

BMO Nesbitt Burns Inc.	25.0%
TD Securities Inc.	25.0%
Scotia Capital Inc.	14.0%
CIBC World Markets Inc.	11.0%
Raymond James Ltd.	11.0%
HSBC Securities (Canada) Inc.	4.0%
J.P. Morgan Securities Canada Inc.	4.0%
RBC Dominion Securities Inc.	4.0%
National Bank Financial Inc.	2.0%

(2)

If any of the Underwriters fails to purchase its applicable percentage of the Offered Shares at the Closing Time or the Option Closing Time, as the case may be (for purposes of this Section 22, a “Defaulting Underwriter”), and the percentage of Offered Shares that have not been purchased at such time by the Defaulting Underwriter represents 10% or less of the Offered Shares at such time, then the other Underwriters will be severally, and not jointly and severally, obligated to purchase, on a pro rata basis to their respective percentages as aforesaid, all but not less than all of the Offered Shares not purchased by the Defaulting Underwriter, and to receive the Defaulting Underwriter’s portion of the Underwriting Fee in respect thereof, and such non-defaulting Underwriters shall have the right, by notice to the Corporation, to postpone the Closing Date or Option Closing Date, as the case may be, by not more than three Business Days to effect such purchase. In the event that the percentage of Offered Shares that have not been purchased by a Defaulting Underwriter represents more than 10% of the aggregate Offered Shares at the Closing Time or the Option Closing Time, as the case may be, the other Underwriters will have the right, but will not be obligated, to purchase all of the percentage of the Offered Shares which would otherwise have been purchased by the Defaulting Underwriter; the Underwriters exercising such right will purchase such Offered Shares, if applicable, pro rata to their respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event that such right is not exercised, the non-defaulting Underwriters shall be relieved of all obligations to the Corporation arising from such default. Nothing in this section shall oblige the Corporation to sell to the Underwriters less than all of the Offered Shares or relieve from liability to the Corporation any Underwriter which shall be so in default.

Section 23        Market Stabilization

In connection with the distribution of the Offered Shares, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

Section 24        Recognition of the U.S. Special Resolution Regimes

(1)

In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(2)

In the event that any Underwriter is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of the prior two paragraphs:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

i.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 25        Entire Agreement

Any and all previous agreements with respect to the purchase and sale of the Offered Shares, whether written or oral, are terminated, and this Agreement constitutes the entire agreement between the Corporation and the Underwriters with respect to the purchase and sale of the Offered Shares. The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Corporation and the Underwriters and their respective successors and assigns; provided that this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without that consent will be invalid and of no force and effect.

Section 26        Publicity

Neither the Corporation nor the Underwriters shall make any public announcement concerning the appointment of the Underwriters or the Offering without the consent of the other parties, acting reasonably, and any public announcements shall be made in compliance with Applicable Securities Laws.

Section 27        Governing Law

This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Ontario and the federal laws of Canada applicable therein.

Section 28        Time of the Essence; Counterparts

Time shall be of the essence of this Agreement. If any action is required to be taken under this Agreement on a day that is not a Business Day, such action will be required to be taken on the next succeeding day which is a Business Day. This Agreement may be executed in counterparts, including by facsimile or by or through such other electronic form in which a party may place or evidence its signature hereon (including an electronic scan of same), each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

- REMAINDER OF PAGE INTENTIONALLY BLANK -

If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning the same to us on or before December 3, 2019.

Yours truly,

BMO NESBITT BURNS INC.

Per:	/s/ Jeff Watchorn
Name: Jeff Watchorn
Title: Vice Chair

Signature Page to Underwriting Agreement

TD SECURITIES INC.

Per:	/s/ Paul Barbera
Name: Paul Barbera
Title: Director

Signature Page to Underwriting Agreement

SCOTIA CAPITAL INC.

Per:	/s/ Sean McIntyre
Name: Sean McIntyre
Title: Managing Director, Group Head

Signature Page to Underwriting Agreement

CIBC WORLD MARKETS INC.

Per:	/s/ Jerome Julier
Name: Jerome Julier
Title: Managing Director

Signature Page to Underwriting Agreement

RAYMOND JAMES LTD.

Per:	/s/ Glenn Gatcliffe
Name: Glenn Gatcliffe
Title: Managing Director

Signature Page to Underwriting Agreement

HSBC SECURITIES (CANADA) INC.

Per:	/s/ Jay Lewis
Name: Jay Lewis
Title: Managing Director, Group Head

Signature Page to Underwriting Agreement

J.P. MORGAN SECURITIES CANADA INC.

Per:	/s/ Adeel Kheraj
Name: Adeel Kheraj
Title: Executive Director

Signature Page to Underwriting Agreement

RBC DOMINION SECURITIES INC.

Per:	/s/ Claire Sturgess
Name: Claire Sturgess
Title: Managing Director

Signature Page to Underwriting Agreement

NATIONAL BANK FINANCIAL INC.

Per:	/s/ Brad Spruin
Name: Brad Spruin
Title: Managing Director

Signature Page to Underwriting Agreement

The foregoing is in accordance with our understanding and is accepted by us.

FIRSTSERVICE CORPORATION

Per:	/s/ D. Scott Patterson
Name: D. Scott Patterson
Title: President and Chief Executive Officer

Signature Page to Underwriting Agreement

Schedule “D”

FORM OF LOCK-UP AGREEMENT

December 3, 2019

BMO Nesbitt Burns Inc.

100 King Street West, 4th Floor

Toronto, ON M5X 2A1

TD Securities Inc.

66 Wellington Street West, 9th Floor

Toronto, ON M5K 1A2

Re: FirstService Corporation – Lock-Up Agreement

The undersigned, a director or officer of FirstService Corporation (the “Corporation”), understands that BMO Nesbitt Burns Inc. (“BMO”), TD Securities Inc. (together with BMO, the “Lead Underwriters”), Scotia Capital Inc., CIBC World Markets Inc., Raymond James Ltd., HSBC Securities (Canada) Inc., J.P. Morgan Securities Canada Inc., RBC Dominion Securities Inc., and National Bank Financial Inc. (together with the Lead Underwriters, the “Underwriters” and each individually an “Underwriter”) have entered into an underwriting agreement with the Corporation providing for a public offering in Canada and the United States (the Offering”) of common shares of the Corporation. The undersigned also acknowledges that the Underwriters have requested that the undersigned enter into this agreement as a condition of completion of the Offering and that, in consideration of the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the undersigned, the undersigned has agreed to enter into this agreement (the “Lock-Up Agreement”) in favour of the Underwriters.

The undersigned represents and agrees that during the period beginning on the date hereof and ending on the 90th day following the closing date of the Offering (the “Lock-Up Period”), he or she shall not (and shall cause his or her affiliates not to), directly or indirectly, offer to sell, sell, contract to sell, transfer, assign, pledge, grant any option to purchase, make any short sale or otherwise dispose of or monetize any shares of the Corporation, or any options or warrants to purchase any shares of the Corporation, or any securities convertible into, exchangeable for, or that represent the right to receive, shares of the Corporation, now owned directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned has beneficial ownership as set out in Appendix “1” attached hereto (collectively, the “Undersigned’s Securities”), or subsequently acquired, directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned acquires beneficial ownership (together with the Undersigned’s Securities, the “Locked-up Securities”) or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities (regardless of whether any such arrangement is to be settled by the delivery of securities of the Corporation, securities of another person, cash or otherwise) or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may offer, sell, contract to sell, transfer, assign, donate, pledge, grant an option to purchase, make any short sale or otherwise dispose of any of the Locked-up Securities, or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities, whether directly or indirectly, during the Lock-Up Period:

1.	with the prior written consent of the Lead Underwriters, such consent not to be unreasonably withheld or delayed;

2.

without the consent of the Lead Underwriters, to the extent of up to 150,000 Common Shares by all directors and officers of the Corporation and their respective affiliates, directly or indirectly, in aggregate, during the Lock-Up Period;

3.

without the consent of the Lead Underwriters, in order for the undersigned to sell, transfer or tender the Locked-up Securities (or any of them) to a bona fide take-over bid made to all holders of shares of the Corporation or in connection with a merger, business combination, arrangement, consolidation, reorganization, restructuring or similar transaction (a “reorganization”) involving the Corporation; provided, however, that in such case it shall be a condition of the sale, transfer or tender that if the take-up of such Locked-up Securities under such take-over bid or the sale or transfer of such Locked-up Securities under such reorganization is not completed during the Lock-Up Period, any such Locked-up Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein;

4.

without the consent of the Lead Underwriters, where the undersigned exercises any options or warrants provided that any underlying securities issued by the Corporation on such exercise remain part of the Locked-up Securities for purposes of this Lock-Up Agreement, except that underlying securities issued by the Corporation on exercise of options where the expiry date of such options falls within the Lock-Up Period and underlying securities issued by the Corporation on vesting of performance share units where such units vest within the Lock-Up Period shall not form part of the Locked-Up Securities for purposes of this Lock-Up Agreement to the extent that such underlying securities are being sold solely to fund the exercise price and any payroll source deductions arising in connection with such exercise or vesting; and

5.

without the consent of the Lead Underwriters, directly or indirectly: (A) pursuant to gifts and transfers by will or intestacy or to a registered charity or public or private charitable foundation; and (B) pursuant to transfers to (i) the undersigned’s members, partners, affiliates, associates or immediate family or (ii) a trust or Registered Retirement Savings Plan, the beneficiaries or annuitants of which are the undersigned and/or members of the undersigned’s immediate family; provided in each such case that, as a pre-condition to (A) and (B) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned. “Immediate family” shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor’s spouse.

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The undersigned understands that the Corporation and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns, and shall enure to the benefit of the Corporation, the Underwriters and their legal representatives, successors and assigns. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto hereby agree to attorn to the non-exclusive jurisdictions of the court of the Province of Ontario in connection with any dispute or claim hereunder.

DATED as of the date first set forth above.

Name:
Title:

APPENDIX “1” TO THE LOCK-UP AGREEMENT

UNDERSIGNED’S CURRENT SECURITY HOLDINGS

OF FIRSTSERVICE CORPORATION

The undersigned hereby confirms that the undersigned owns, directly or indirectly, or has control or direction over the following securities of the Corporation:

Common Shares:

Options:

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